Exhibit 23.1

KPMG LLP Suite 1100 4655 Executive Drive San Diego, CA 92121-3132

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 17, 2023, with respect to the consolidated financial statements of Sientra, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

June 22, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.